Exhibit 99.5

                       REPORT OF INDEPENDENT AUDITORS

Board of Directors and Shareholders
MULTILIS EUROPE S.A.

We have audited the accompanying balance sheet of MULTILIS EUROPE S.A.(the Company) (a wholly owned subsidiary of DATA RESEARCH ASSOCIATES, INC.) as of June 30, 1995, and the related statements of income, shareholders' equity and cash flows for the twelve month period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of June 30, 1995 and the results of its operations and its cash flows for the twelve month period then ended, in conformity with generally accepted accounting principles in the United States of America.

October 2, 1995

/s/Deloitte Touche Tohmatsu

Paris, France

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